                                      1
                                  AMENDMENT
                                    to the
                             DECLARATION OF TRUST
                                      of
                        OPPENHEIMER TRINITY VALUE FUND

      This  Amendment  Number 1 is made  October  12,  2000 to the Amended and
Restated   Declaration  of  Trust  of  Oppenheimer  Trinity  Value  Fund  (the
"Trust"),  dated as of May 6,  1999,  by and among the  individuals  executing this Amendment below as the Trustees of the Trust.

      WHEREAS,  the Trustees  established  Oppenheimer Trinity Value Fund as a trust  fund  under  the laws of the  Commonwealth  of  Massachusetts,  for the investment and reinvestment of funds contributed thereto,  under a Declaration of Trust dated May 6, 1999;

      WHEREAS,  the  Trustees  of the Trust,  acting  pursuant to section 2 of
Article FOURTH of the Trust's Amended and Restated  Declaration of Trust dated
May 6, 1999,  desire to authorize the establishment and designation of a fifth class of shares of the Trust, and designate such class as Class N shares;

      NOW, THEREFORE, the Trust's Declaration of Trust is amended as follows:

      Article FOURTH,  Section 3 of the Trust's Declaration of Trust is hereby amended by deleting the first paragraph  immediately  preceding  sub-paragraph
(a) of said Section 3 and replacing it with the following paragraph:

      "3.  Without  limiting the authority of the Trustees set forth in part 1 of this Article  FOURTH to establish  and designate  any further  Series,  the
Trustees  hereby  divide the single  Series of Shares of the Trust  having the same name as the Trust into four Classes,  designated  Class A, Class B, Class
C,  Class N and  Class Y. The  Shares  of that  Series  and any  Shares of any further  Series  or  Classes  that may from  time to time be  established  and designated  by the Trustees  shall  (unless the Trustees  otherwise  determine with  respect to some  further  Series or Classes at the time of  establishing and designating the same) have the following relative rights and preferences:"

N1a\Trinity\211\OrgDocs\381_DOT(Oct00-Amd_N).doc

IN WITNESS  WHEREOF,  the undersigned have executed this instrument as of this
12th day of October, 2000

/a/ Robert G. Galli                        /s/ Edward V. Regan
----------------------------------         ----------------------------------
Robert G. Galli                            Edward V. Regan
19750 Beach Road                           40 Park Avenue
Jupiter Island, FL 33469                   New York, NY 10016

/s/ Leon Levy                              /s/ Russell S. Reynolds, Jr.
----------------------------------         ----------------------------------
Leon Levy                                  Russell S. Reynolds, Jr.
One Sutton Place South                     98 Field Point Circle
New York, NY 10022                         Greenwich, CT 06830

/s/ Benjamin Lipstein                      /s/ Donald W. Spiro
----------------------------------         ----------------------------------
Benjamin Lipstein                          Donald W. Spiro
591 Breezy Hill Road                       399 Ski Trail
Hillsdale, NY 12529                        Kinnelon, NJ 07405

/s/ Elizabeth B. Moynihan                  /s/ Dr. Phillip Griffiths
----------------------------------         ----------------------------------
Elizabeth B. Moynihan                      Dr. Phillip Griffiths
801 Pennsylvania Avenue                    97 Olden Lane
Washington, D.C. 20004                     Princeton, NJ 08540

/s/ Kenneth A. Randall
----------------------------------
Kenneth A. Randall
6 Whittaker's Mill
Williamsburg, VA 23185